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                                                                      EXHIBIT 21
                                                                      ----------

                                  SUBSIDIARIES

Registrant - Equifax Inc. (a Georgia corporation).

The Registrant owns, directly or indirectly, 100% of the stock or equity of the following subsidiaries as of March 20, 2001 (all of which are included in the consolidated financial statements):

                                                       State or
                                                      Country of
Name of Subsidiary                                   Incorporation
------------------                                   -------------
3032423 Nova Scotia Company(34)                         Canada
3651754 Canada Inc. (25)                                Canada
AIF Srl(33)                                             Italy
Acrofax Inc.(1)                                         Canada
Aircrown Ltd. (21)                                      England
Brentorian Ltd. (16)                                 United Kingdom
Card Brazil Holdings, Inc.(6)                           Georgia
Card Brazil LLC(29)                                     Georgia
CBI Ventures, Inc.(1)                                   Georgia
Central Credit Services Ltd.(21)                       Scotland
Compliance Data Center, Inc.                            Georgia
Compusearch Inc.(8)                                     Canada
Computer Ventures, Inc.(1)                              Delaware
Credence, Inc.                                          Georgia
Credit Northwest Corporation(1)                        Washington
Dicom S.A.(18)                                           Chile
Equifax Asia Pacific Holdings, Inc.                     Georgia
Equifax Australia Plc(21)                               England
Equifax Canada Inc.(2)                                  Canada
Equifax Card Services, Inc.(3)                          Florida
Equifax Card Solutions Australia Pty Ltd.(20)          Australia
Equifax Card Solutions Ltd.(12)                         England
Equifax Card Solutions S.A.(9)                          France
Equifax (Cayman Islands) Ltd.(28)                    Cayman Islands
Equifax Check Services, Inc.(3)                         Delaware



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Equifax City Directory Canada, Inc.(8)                    Canada
Equifax City Directory, Inc.                              Georgia
Equifax Commercial Services Ltd.(9)                       Ireland
Equifax Consumer Services, Inc.                           Georgia
Equifax Credit Information Services, Inc.                 Georgia
Equifax de Chile, S.A.(17)                                 Chile
Equifax Decision Systems, B.V.                        The Netherlands
Equifax de Mexico Sociedad de
  Informacion Crediticia, S.A.(30)(31)                    Mexico
Equifax do Brasil Holdings Ltda.(17)                      Brazil
Equifax Direct Marketing Solutions, Inc.                  Georgia
Equifax E-Banking Solutions, Inc.(3)                      Georgia
Equifax Europe Inc.                                       Georgia
Equifax Europe (U.K.) Ltd.(12)                         United Kingdom
Equifax Finance (1), Inc.(1)                              Georgia
Equifax Finance (2), Inc.(1)                              Georgia
Equifax Financial Services (25)                           Canada
Equifax Healthcare Information Services, Inc.             Georgia
Equifax Holdings (Mexico) Inc.                            Georgia
Equifax Information Technology, Inc.                      Georgia
Equifax Investment (South America) LLC(17)                Georgia
Equifax Investments (Mexico) Inc.                         Georgia
Equifax Investments (U.S.) Inc.                           Georgia
Equifax (Isle of Man) Ltd.(9)                           Isle of Man
Equifax Italy Holdings, Srl(26)(27)                        Italy
Equifax Italy, Srl(32)                                     Italy
Equifax Knowledge Engineering, Inc.                       Arizona
Equifax Ltd.(21)                                       New Zealand
Equifax Luxembourg (No. 2) S.A.                         Luxembourg
Equifax Luxembourg S.A.                                 Luxembourg
Equifax Payment Recovery Services, Inc.(4)                Georgia
Equifax Payment Services, Inc.                            Delaware
Equifax Peru S.r.l.(17)                                    Peru
Equifx Plc(9)                                             England
Equifax Properties, Inc.                                  Georgia
Equifax Pty Ltd.(21)                                    Australia
Equifax Real Estate Mortgage Solutions, LLC(1)            Georgia
Equifax-Rochester, Inc.(1)                                New York
Equifax Secure, Inc.                                      Georgia
Equifax Secure U.K. Ltd.(10)                           United Kingdom




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Equifax South America, Inc.                                 Georgia
Equifax SNC(22)                                             France
Equifax U.K. Finance Ltd.(27)                               England
Equifax U.K. Finance (No. 2)(26)                            England
Equifax Ventures, Inc.                                      Georgia
Financial Insurance Marketing Group, Inc.(3)          District of Columbia
First Bankcard Systems, Inc.                                Georgia
Global Scan Ltd.(13)                                        England
Global Scan Investments Ltd.(14)                         United Kingdom
High Integrity Systems, Inc.(3)                            California
H.P. Information Plc(15)                                 United Kingdom
Infocheck On-line Ltd.(13)                               United Kingdom
Infolink Decision Services Ltd.(15)                      United Kingdom
Infolink Ltd.(15)                                           England
Light Signatures, Inc.(3)                                  California
Payment South America Holdings, Inc.(5)                     Georgia
Payment South America LLC(6)                                Georgia
Procard S.A.(18)                                             Chile
Propago S.A.(18)                                             Chile
Prospects Unlimited Canada Inc.(8)                          Canada
Retail Credit Management Ltd.(21)                           England
Schoolhouse U.K. Ltd. (21)                                  England
SEK S.r.l.(33)                                               Italy
Telecredit Canada Inc.(8)                                   Canada
The Database Company Ltd.(11)                               Ireland
The Infocheck Group Ltd.(12)                                England
Transax France Plc(21)                                      England
Transax (Ireland) Ltd.(21)                                  Ireland
Transax Plc(12)                                             England
UAPT-Infolink Plc(12)                                   United Kingdom
Verdad Informatica De Costa Rica, S.A.(7)                  Costa Rica

Registrant's subsidiary Equifax Europe Inc. owns 59.24489% of the stock of Equifax Iberica, S.L. (Spain), which owns 95% of the stock of ASNEF/Equifax Servicios de Informacion Sobre Solvencia y Credito S.L. (Spain); 100% of the stock of Dicodi, S.A. (Spain); 100% of the stock of Informacion Tecnica Del Credito S.L. (Spain); 100% of the


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stock of Via Ejecutiva S.A. (Spain); and 29.622% of the stock of
Credinformacoes, Informacoes de Credito, LDA (Portugal), along with Equifax Decision Systems, B.V., wholly-owned subsidiary of Equifax Inc., which owns 25%.

Registrant's subsidiary Equifax South America, Inc. owns 79% of the stock of Organizacion Veraz, S.A. (Argentina).

Registrant's subsidiary Equifax Europe Inc. owns 49% of the stock of Precision Marketing Information Ltd. (Ireland).

Registrant's subsidiary Equifax South America, Inc. owns 100% of the stock of Equifax do Brasil Holdings Ltda., which owns 59.333% of the stock of Unnisa-Solucoes em Meios de Pagamento Ltda (Brazil), 80% of the stock of Equifax do Brasil Ltda (Brazil), 51% of the stock of Partech Ltda (Brazil); and 100% of the stock of Equifax de Chile, S.A., which owns 100% of the stock of Dicom S.A., which owns 49% of the stock of Dicom of CentroAmerica (El Salvador), along with Equifax South America, Inc., wholly-owned subsidiary of Equifax Inc., which owns 2%, and 35% of the stock of InfoCorp S.A. (Peru), along with Equifax Peru S.r.l., wholly-owned subsidiary of Equifax South America, Inc., which owns 16%.

Registrant's subsidiary Equifax Credit Information Services, Inc. owns 60% of FT/E Mortgage Soltuions, LLC (Delaware) and 100% of Equifax Real Estate Mortgage Solutions, LLC which owns 59.4% of Total Credit Services, L.P. (Delaware)


(1)Subsidiary of Equifax Credit Information Services, Inc.
(2)Subsidiary of Acrofax Inc.
(3)Subsidiary of Equifax Payment Services, Inc.
(4)Subsidiary of Equifax Check Services, Inc.
(5)Subsidiary of Equifax Card Services, Inc.
(6)Subsidiary of Payment South America Holdings, Inc.
(7)Subsidiary of Equifax Direct Marketing Solutions, Inc.
(8)Subsidiary of Equifax Canada Inc.
(9)Subsidiary of Equifax Europe Inc.
(10)Subsidiary of Equifax Secure, Inc.
(11)Subsidiary of Equifax Commercial Services Ltd.
(12)Subsidiary of Equifax Plc
(13)Subsidiary of The Infocheck Group Ltd.
(14)Subsidiary of Global Scan Ltd.
(15)Subsidiary of UAPT-Infolink Plc
(16)Subsidiary of Infolink Ltd.
(17)Subsidiary of Equifax South America, Inc.
(18)Subsidiary of Equifax de Chile, S.A.
(19)Subsidiary of Dicom, S.A.
(20)Subsidiary of Equifax Asia Pacific Holdings, Inc.
(21)Subsidiary of Transax Plc
(22)Subsidiary of Transax France Plc
(23)Subsidiary of Equifax Australia Plc
(24)Subsidiary of Equifax Finance (1), Inc.
(25)Subsidiary of 3032423 Nova Scotia Company
(26)Subsidiary of Equifax Luxembourg (No. 2) S.A.


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(27)Subsidiary of Equifax Luxembourg S.A.
(28)Subsidiary of Equifax do Brasil Holdings Ltda.
(29)Subsidiary of Card Brazil Holdings, Inc.
(30)Subsidiary of Equifax Holdings (Mexico) Inc.
(31)Subsidiary of Equifax Investments (Mexico) Inc.
(32)Subsidiary of Equifax Italy Holdings, Srl
(33)Subsidiary of Equifax Italy, Srl
(34)Subsidiary of Equifax Finance (2), Inc.